UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2018
Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road		08550
Princeton Junction, New Jersey		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2018, Mistras Group, Inc. entered into an employment agreement with its Executive Chairman, Dr. Sotirios Vahaviolos. See Item 5.02 below, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, Mistras Group, Inc. (“Mistras” or the “Company”) entered into an employment agreement with Dr. Sotirios Vahaviolos for the position of Executive Chairman. The agreement was effective August 10, 2017 and will continue until September 1, 2020, and thereafter shall continue for successive one-year periods unless either party gives 90 days prior notice of non-renewal. The agreement changes Dr. Vahaviolos’ compensation effective January 1, 2018, at which time his annual base salary became $425,000 and his target for the annual cash incentive program became 75% of his base salary. The agreement does not provide for participation by Dr. Vahaviolos in any equity incentive programs of the Company.

Under the employment agreement, Dr. Vahaviolos may be entitled to receive payments and other benefits upon the termination of his employment. Dr. Vahaviolos is entitled to 1-1/2 times (two times in case of change in control) of his base salary plus his target bonus in case of termination by (i) the Company without cause or (ii) Dr. Vahaviolos for good reason. In those cases, Dr. Vahaviolos (a) shall also receive a pro rata portion of his bonus for the year in which his employment is terminated, and (b) shall be deemed to have satisfied in full any service-based vesting conditions under any then outstanding long-term incentive awards.

All outstanding equity-based incentive awards granted to Dr. Vahaviolos shall become fully vested immediately before the occurrence of a Change in Control if (a) Dr. Vahaviolos is then still employed by or in the service of the Company, or (b) within six months preceding the Change in Control, Dr. Vahaviolos' employment is terminated by the Company without Cause or by him for Good Reason, with the payout under any performance-based award being equal to the target amount.

Termination in connection with a change in control occurs if Dr. Vahaviolos’ employment is terminated without cause at the request of an acquirer or otherwise in contemplation of a change in control in the period beginning six months prior to the date of a change in control, or his employment is terminate by the Company without cause or he terminates his employment for good reason within two years after a change in control.

Termination without cause occurs if Dr. Vahaviolos is terminated for any reason other than: (1) a conviction of or a nolo contendre (uncontested) plea to a felony or an indictment for a felony against Mistras that has a material adverse effect on the Company’s business; (2) fraud or material act or omission involving dishonesty with respect to the Company; (3) willful failure or refusal to carry out material employment responsibilities; or (4) willful engagment in any act or omission that is in violation of a material Company policy, in each case subject to a 30 day cure period if the act or omission is curable by Dr. Vahaviolos. If Dr. Vahaviolos has previously been afforded the opportunity to cure a particular behavior and successfully cured the behavior, the Board will have no obligation to provide Dr. Vahaviolos with notice and an opportunity to cure a recurrence of that behavior prior to a termination for cause.

Dr. Vahaviolos may terminate his employment for good reason as follows: (1) a material adverse change in his status or position, including a material reduction in his duties, responsibilities or authority, or the assignment to him of duties or responsibilities that are materially inconsistent with his status or position as Executive Chairman; (2) a material reduction in his base salary; (3) a material reduction in his short-term target incentive award opportunity during a calendar year ; (4) a breach by the Company of any of its material obligations under the employment agreement; or (5) in connection with a change in control, a failure by the successor or acquiring company to assume the Company’s obligations under his employment agreement.

If any payment or benefit (including payments and benefits pursuant to this Agreement) that Dr. Vahaviolos would receive in connection with a change in control from the Company or otherwise (“Transaction Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code (the “Code”), and (ii) the net after-tax benefit that Dr. Vahaviolos would receive by reducing the Transaction Payments to three times the “base amount,” as defined in Section 280G(b)(3) of the Code, (the “Parachute Threshold”) is greater than the net after-tax benefits Dr. Vahaviolos would receive if the full amount of the Transaction Payments were paid to Dr. Vahaviolos, then the Transaction Payments payable to Dr. Vahaviolos will be reduced (but not below zero) so that the Transaction Payments due to Dr. Vahaviolos do not exceed the amount of the Parachute Threshold.

The employment agreement imposes restrictive covenants on Dr. Vahaviolos, including non-disclosure, non-competition and non-solicitation covenants. The non-competition and non-solicitation covenants expire on the first anniversary of the termination of Dr. Vahaviolos’ employment. The non-disclosure covenant does not expire. All post-employment payments or benefits under the employment agreement are conditioned on the execution of a general release of claims by Dr. Vahaviolos in favor of the Company, its affiliates, and their officers, directors and employees.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 1, 2018, the Company’s Board of Director approved amendments to the Company’s Code of Ethics that applies to its chief executive officer, chief financial officer, chief accounting officer and certain other employees, titled Code of Ethics for Executive Officers and Senior Financial Officers and Managers (the “Code”). The amendments clarify the employees covered by the Code and the reporting responsibilities for those employees. The amendments also add an express statement that any waiver of the Code must be approved by the Board of Directors and disclosed to shareholders. The Code is posted on the Company’s website, on its corporate governance page at http://investors.mistrasgroup.com/governance.cfm.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2018	MISTRAS GROUP, INC.
	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
Title:			Executive Vice President, General Counsel and Secretary